Page 6 Allianz Foundation for North America California Allianz Europe B.V. Netherlands Allianz Finance Corporation Delaware 74.78% 25.22% Allianz Asset Management GmbH .001% 99.999% 20% (Common) 100% (Non-Voting Preferred) 80% (Common) 33.3% Page 2 66.7% 99.8% 0.1% Managing Member 0.1% Page 4 Page 5 Page 3 [GRAPHIC APPEARS HERE] PFP Holdings, LLC Delaware AZOA Services Corporation New York 100% (Voting Common) 100% (Non- Voting Preferred) P & C Insurance Company Life Insurance Company ** Various Non-US Intermediaries are not shown Allianz Global Investors U.S. Holdings LLC Delaware Allianz Capital Partners of America LLC Delaware Allianz Global Investors Distributors LLC Delaware Allianz Global Investors U.S. LLC Note: Subsidiary relationships are 100% owned except where indicated Delaware s o 1

P & C Insurance Company 2 Note: Subsidiary relationships are 100% owned except where indicated

P & C Insurance Company Note: Subsidiary relationships are 100% owned except where indicated (1) The American Insurance Company was sold effective January 1, 2023

3

Allianz SE [Munich]
74.78%
Allianz Finanzbeteiligungs GmbH [Munich]
25.22%
Allianz Europe B.V. [Amsterdam]
Allianz Asset Management GmbH [Munich]
Allianz of America, Inc. [Delaware]
PFP Holdings, LLC [Delaware]
PIMCO Europe GmbH [Munich]
0.1%
99.8%
Allianz Asset Management of America Holdings Inc. [Delaware]
Allianz Global Investors U.S. Holdings LLC [Delaware]
Allianz Real Estate GmbH [Munich]
Allianz Asset Management U.S. Holding II LLC [Delaware]
<0.1%
0.1%
Allianz Global Investors U.S. LLC [Delaware]
Allianz Capital Partners of America LLC [Delaware]
Allianz Global Investors Distributors LLC [Delaware]
Allianz Asset Management of America LLC [Delaware]
Allianz Real Estate Asia Pacific Pte. Ltd. [Singapore]
GP and >99.9%
2.4%
Allianz Asset Management of America L.P. [Delaware]
Units Not Held by Allianz Entities
11.4%
Allianz Real Estate Japan GK [Japan]
Allianz Real Estate Shanghai Co., Ltd. [Shanghai]
77.9%
8. %
Pacific Investment Management Company LLC [Delaware]
99%
PIMCO Global Holdings LLC [Delaware]
1%
1%
99%
PIMCO Investments LLC [Delaware]
Gurtin Fixed Income Management, LLC [Delaware]
StocksPLUS Management Inc. [Delaware]
PIMCO Aurora LLC [Delaware]
PIMCO Global Advisors Luxembourg S.A. [Luxembourg]
Allianz Real Estate of America LLC [Delaware]
PIMCO Global Advisors LLC [Delaware]
PIMCO Canada Corp. [Nova Scotia]
PIMCO Latin America Administradora de Carteiras Ltda. [Brazil]
PGA Global Services LLC [Delaware]
PIMCO Global Advisors Resources LLC [Delaware]
PIMCO Schweiz GmbH [Switzerland]
PIMCO Australia Pty Limited [Australia]
PIMCO Australia Management Limited [Australia]
PIMCO Asia Pte Ltd [Singapore]
PIMCO Japan Ltd [BVI]
PIMCO Global Advisors Ireland Limited [Ireland]
PIMCO Europe Ltd [UK]
PIMCO Asia Limited [Hong Kong]
PIMCO Taiwan Limited [Taiwan (ROC)]
PIMCO Investment Management Shanghai Limited [Shanghai]
SEC-Registered Investment Adviser
SEC-Registered Broker-Dealer
Non-U.S. Investment Adviser
Non-U.S. Investment Adviser and Non-U.S. Broker-Dealer
Non-adviser/broker companies
SEC Exempt Reporting Adviser and Non-U.S. Investment Adviser
Excludes GP entities, funds and other investment vehicles
Note: Subsidiary relationships are 100% owned except where indicated

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As of 1 022

Munich, Germany Allianz Holding France S.A. Paris, France Allianz Europe Ltd. Amsterdam, Netherlands A.C.I.F. Allianz Compagnia Italia Finanziamenti S.p.A. Milan, Italy Allianz Partners S.A.S. Paris, France Page 7 Allianz Europe B.V. Amsterdam, Netherlands Euler Hermes Group Paris, France** Euler Hermes North America Holding, Inc. Owings Mills, Maryland, United States Euler Hermes North America Insurance Company Owings Mills, Maryland, United States Euler Hermes Services North America, LLC Owings Mills, Maryland, United States Euler Hermes Collections North America Company Owings Mills, Maryland, United States Euler Hermes Excess North America Company, LLC Owings Mills, Maryland, United States P & C Insurance Company ** Various Non-US Intermediaries are not shown Note: Subsidiary relationships are 100% owned except where indicated 6

P & C Insurance Company * Allianz Partners participations ~ 100% . Note: Various Non-US Intermediaries are not shown Note: Subsidiary relationships are 100% owned except where indicated    7